Exhibit 10.34

AGREEMENT OF INSUREDS

AGREEMENT OF INSUREDS, dated as of July 27, 2006 (the “Agreement”) by and among DHB Industries Inc. (“DHB”), David H. Brooks, Sandra Hatfield, Dawn M. Schlegel, Cary Chasin, Jerome Krantz, Gary Nadelman, Barry Berkman, and Gen. (Ret.) Larry R. Ellis (all of the foregoing, together with DHB, being collectively referred to herein as the “Insureds”).

RECITALS

WHEREAS, the Insureds, among others, are all parties to a Memorandum of Understanding dated July 12, 2006 (the “MOU”) with respect to the settlement of litigation pending in the United States District Court for the Eastern District of New York (the “Court”);

WHEREAS, pursuant to Paragraph 4 of the MOU, the Insureds, among others, shall cause to be paid into escrow the principal sum of $35,200,000 in cash (the “Cash Settlement Amount”) consisting of $12,875,000 paid by the Insureds’ directors’ and officers’ liability insurers (the “Insurance Contribution”) and $22,325,000 funded by David H. Brooks pursuant to the terms of the MOU and Exhibit B thereof;

WHEREAS, the Cash Settlement Amount shall be held in and distributed from escrow in accordance with the Escrow Agreement, dated July 27, 2006, by and among the Settling Parties (the “Escrow Agreement”); and

WHEREAS, the Insureds desire to provide for the disposition of the Insurance Contribution in the event the Settlement contemplated by the MOU is not approved by the Court;

AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and in the MOU, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Definitions. Capitalized terms used but not defined herein shall have the same meanings ascribed to them in the Escrow Agreement.

2. Release of Escrowed Funds to Insureds. In the event that the Escrow Agent releases and distributes the Escrowed Funds to the Insureds pursuant to Paragraph 4(c) of the Escrow Agreement, the Insurance Contribution, with any interest earned thereon, shall be placed in trust for the benefit of the Insureds under Executive and Organization Liability Policy No. 490-97-35 issued by National Union Fire Insurance Company of Pittsburg, Pa., and Excess Liability Policy No. 08950-05 issued by XL Specialty Insurance Company. The form of trust and the policies governing how the funds shall be held, invested, reinvested, and/or released shall be mutually agreed by the Insureds at the time the funds are made available by the Escrow Agent pursuant to Paragraph 4(c) of the Escrow Agreement.

3. Arbitration. Any dispute, claim or controversy arising out of or relating to this Agreement, or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, shall be determined by arbitration in New York, before three arbitrators. The arbitration shall be administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures. Judgment on the Award may be entered in any court having jurisdiction. This clause shall not preclude parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction. The arbitrator may, in the Award, allocate all or part of the costs of the arbitration, including the fees of the arbitrator and the reasonable attorneys’ fees of the prevailing party.

4. Alternative Dispute Resoution. If, within forty five (45) days of the date the Escrow Agent makes available the Escrowed Funds to the Insureds pursuant to Paragraph 4(c) of the Escrow Agreement, the Insureds are unable to approve a mutually agreeable trust agreement pursuant to Paragraph 2 hereof, the Insureds agree that any and all disagreements with respect to said trust agreement, including the negotiation thereof, shall be submitted to JAMS, or its successor, for mediation, and if the matter is not resolved through mediation, then it shall be submitted to JAMS, or its successor, for final and binding arbitration pursuant to the arbitration clause set forth above. Any Insured may commence mediation by providing to JAMS and all other Insureds a written request for mediation, setting forth the subject of the dispute and the relief requested. The Insureds will cooperate with JAMS and with one another in selecting a mediator from JAMS panel of neutrals, and in scheduling mediation proceedings. The Insureds covenant that they will participate in the mediation in good faith, and that they will share equally in its costs. All offers, promises, conduct and statements, whether oral or written, made in the course of the mediation by any of the Insureds, their agents, employees, experts and attorneys, and by the mediator or any JAMS employees, are confidential, privileged and inadmissible for any purpose, including impeachment, in any arbitration or other proceeding involving the Insureds, provided that evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use in the mediation. Any Insured may initiate arbitration with respect to the matters submitted to mediation by filing a written demand for arbitration at any time following the initial mediation session or 45 days after the date of filing the written request for mediation, whichever occurs first. The mediation may continue after the commencement of arbitration if the Insureds so desire. Unless otherwise agreed by the Insureds, the mediator shall be disqualified from serving as arbitrator in the case. The provisions of this Clause may be enforced by any Court of competent jurisdiction, and the Insured seeking enforcement shall be entitled to an award of all costs, fees and expenses, including attorneys’ fees, to be paid by the Insured or Insureds against whom enforcement is ordered.

5. Miscellaneous.

(a) Entire Agreement. This Agreement embodies the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings between or among the parties relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

(b) Amendments, Waivers and Consents. Except as otherwise expressly provided herein, the terms and provisions of this Agreement may be modified or amended only by written agreement executed by all parties hereto. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by a written document signed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

(c) Assignment. The rights and obligations under this Agreement may not be assigned by any of the parties hereto without the prior written consent of the other parties.

(d) Benefit, Binding Effect; Third Party Beneficiaries. All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third party beneficiary of this Agreement.

(e) Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflict of law principles thereof.

(f) Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unenforceable or invalid in any respect, then such provision shall be deemed limited to the extent that such court deems it valid or enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, partially or wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

(g) Expenses. Except as otherwise explicitly provided herein, each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby, whether or not the transactions contemplated in this Agreement or in the MOU are consummated.

(h) Headings and Captions. The headings and captions contained in this Agreement are for convenience only and shall not affect the meaning or interpretation of this Agreement or of any of its terms or provisions.

(i) Interpretation. The parties hereto acknowledge and agree that they have participated jointly in the negotiation and drafting of this Agreement, have each been represented by counsel in such negotiation and drafting, and that in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

(j) Counterparts. This Agreement may be executed in any number of counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

BAKER BOTTS LLP

By:
Counsel for Defendant DHB Industries, Inc.

MILBANK TWEED HADLEY & McCLOY LLP

By:

MINTZ LEVIN COHN FERRIS GLOVSKY AND POPEO, P.C.

By:
Counsel for Defendant David H. Brooks

SERCARZ & RIOPELLE, LLP

By:
Counsel for Defendant Sandra Hatfield

KOBRE & KIM LLP

By:
Counsel for Defendant Dawn M. Schlegel

CLIFFORD CHANCE US LLP

By:
Counsel for Defendants Cary Chasin, Jerome Krantz, Gary Nadelman, and Barry Berkman

DLA PIPER RUDNICK GRAY CARY US LLP

By:
Counsel for Defendant Gen. (Ret.) Larry R. Ellis